INTERACTIVE BROKERS GROUP ANNOUNCES 2Q2021 RESULTS

— — —

DILUTED EARNINGS PER SHARE OF $1.00, ADJUSTED DILUTED EARNINGS PER SHARE1 OF $0.82.
PRETAX INCOME OF $541 MILLION ON $754 MILLION IN NET REVENUES.
ADJUSTED PRETAX INCOME OF $437 MILLION ON $650 MILLION IN ADJUSTED NET REVENUES1.
DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE.

GREENWICH, CONN, July 20, 2021 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global electronic broker, reported diluted earnings per share of $1.00 for the quarter ended June 30, 2021 compared to $0.40 for the same period in 2020, and adjusted diluted earnings per share of $0.82 for this quarter compared to $0.57 for the year-ago quarter.

Net revenues were $754 million and income before income taxes was $541 million for this quarter, compared to net revenues of $539 million and income before income taxes of $222 million for the same period in 2020. Adjusted net revenues were $650 million and adjusted income before income taxes was $437 million for this quarter, compared to adjusted net revenues of $523 million and adjusted income before income taxes of $310 million for the same period in 2020.

Financial Highlights

•	Commission revenue increased $31 million, or 11%, from the year-ago quarter on higher customer stock and options trading volumes within an active trading environment.

•	Net interest income increased $78 million, or 40%, from the year-ago quarter on higher margin loan balances and strong securities lending activity.

•
Other income increased $91 million from the year-ago quarter. This increase was mainly comprised of (1) $99 million related to our strategic investment in Up Fintech Holding Limited (“Tiger Brokers”), which increased to a $113 million mark-to-market gain this quarter from a $14 million mark-to-market gain in the same period in 2020; and (2) $13 million related to our U.S. government securities portfolio, which lost $0.2 million this quarter compared to a $13 million loss in the same period in 2020; partially offset by (3) $25 million related to our currency diversification strategy, which lost $9 million this quarter compared to a gain of $16 million in the same period in 2020.

•
General and administrative expenses decreased $97 million from the year-ago quarter, primarily due to the non-recurrence of $103 million in expenses incurred to compensate certain affected customers in connection with their losses on West Texas Intermediate Crude Oil contracts in April 2020, as previously disclosed.

•	72% pretax profit margin for this quarter, up from 41% in the year-ago quarter. 67% adjusted pretax profit margin for this quarter, up from 59% in the year-ago quarter.

•	Total equity of $9.9 billion.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share. This dividend is payable on September 14, 2021 to shareholders of record as of September 1, 2021.

1 See the reconciliation of non-GAAP financial measures starting on page 10.

Business Highlights

•	Customer accounts increased 61% from the year-ago quarter to 1.41 million.
•	Customer equity grew 79% from the year-ago quarter to $363.5 billion.
•	Total DARTs[2] increased 32% from the year-ago quarter to 2.30 million.
•	Cleared DARTs increased 34% from the year-ago quarter to 2.08 million.
•	Customer credits increased 16% from the year-ago quarter to $82.1 billion.
•	Customer margin loans increased 96% from the year-ago quarter to $48.8 billion.

COVID-19 Pandemic

In March 2020, the World Health Organization recognized the outbreak of Coronavirus Disease 2019 (COVID-19) caused by a novel strain of the coronavirus as a pandemic. The pandemic has affected all countries in which we operate. The response of governments and societies to the COVID-19 pandemic, which includes temporary closures of certain businesses; social distancing; travel restrictions, “shelter in place” and other governmental regulations; and reduced consumer spending due to job losses, has significantly impacted market volatility and general economic conditions.

The COVID-19 pandemic has precipitated unprecedented market conditions with equally unprecedented social and community challenges. Amid these challenges:

•
The Company is committed to ensuring the highest levels of service to its customers so they can effectively manage their assets, portfolios and risks. The Company’s technical infrastructure has withstood the challenges presented by the extraordinary volatility and increased market volume.

•	The Company can run its business from alternate office locations and/or remotely if a Company office must temporarily close due to the spread of the COVID-19 pandemic.

The initial effects of the COVID-19 pandemic on the Company’s financial results, which may have lasting effects as more investors are brought into the financial markets, can be summarized as follows: (1) higher commission revenue due to increased trading activity and a higher rate of customer accounts opened throughout 2020 and into 2021; and (2) generally lower net interest margin resulting from lower benchmark interest rates. Reduced net interest income on customer cash balances was more than offset in the current quarter by strong growth in margin loan balances and a good performance in securities lending.

The impact of the COVID-19 pandemic on the Company’s future financial results remains uncertain and currently cannot be quantified, as it depends on numerous evolving factors that currently cannot be accurately predicted, including, but not limited to the duration and spread of the pandemic; its impact on our customers, employees and vendors; governmental actions in response to the pandemic; and the overall impact of the pandemic in the economy and society; among other factors. Any of these events could have a materially adverse effect on the Company’s financial results.

2 Daily average revenue trades (DARTs) are based on customer orders.

Effects of Foreign Currency Diversification

In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 10 major currencies in which we hold our equity. In this quarter, our currency diversification strategy increased our comprehensive earnings by $12 million, as the U.S. dollar value of the GLOBAL increased by approximately 0.17%. The effects of the currency diversification strategy are reported as components of (1) Other Income (loss of $9 million) and (2) Other Comprehensive Income (gain of $21 million).

Conference Call Information:

Interactive Brokers Group, Inc. will hold a conference call with investors today, July 20, 2021, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”
The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.
About Interactive Brokers Group, Inc.:

Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 135 markets in numerous countries and currencies, from a single IBKR Integrated Investment Account to clients worldwide. We service individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. Barron’s ranked Interactive Brokers #1 with 5 out of 5 stars in its February 26, 2021, Best Online Broker Review.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, investor-relations@ibkr.com or Media: Rob Garfield, media@ibkr.com.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

TRADE VOLUMES:
(in 000's, except %)
	Cleared		Non-Cleared						Avg. Trades
	Customer	%	Customer	%	Principal	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2018	328,099		21,880		18,663		368,642		1,478
2019	302,289	(8%)	26,346	20%	17,136	(8%)	345,771	(6%)	1,380
2020	620,405	105%	56,834	116%	27,039	58%	704,278	104%	2,795

2Q2020	153,212		13,752		7,252		174,216		2,765
2Q2021	196,659	28%	16,130	17%	7,975	10%	220,764	27%	3,504

1Q2021	273,985		24,079		8,418		306,482		5,024
2Q2021	196,659	(28%)	16,130	(33%)	7,975	(5%)	220,764	(28%)	3,504
CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2018	408,406		151,762		210,257,186
2019	390,739	(4%)	128,770	(15%)	176,752,967	(16%)
2020	624,035	60%	167,078	30%	338,513,068	92%

2Q2020	151,665		43,393		67,637,445
2Q2021	196,715	30%	35,061	(19%)	172,099,915	154%

1Q2021	231,797		40,868		308,934,824
2Q2021	196,715	(15%)	35,061	(14%)	172,099,915	(44%)

ALL CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2018	358,852		148,485		198,909,375
2019	349,287	(3%)	126,363	(15%)	167,826,490	(16%)
2020	584,195	67%	164,555	30%	331,263,604	97%

2Q2020	140,787		42,582		65,818,295
2Q2021	189,073	34%	34,635	(19%)	171,417,373	160%

1Q2021	221,898		40,361		306,165,385
2Q2021	189,073	(15%)	34,635	(14%)	171,417,373	(44%)

CLEARED CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2018	313,795		146,806		194,012,882
2019	302,068	(4%)	125,225	(15%)	163,030,500	(16%)
2020	518,965	72%	163,101	30%	320,376,365	97%

2Q2020	124,010		42,259		62,937,898
2Q2021	170,902	38%	34,355	(19%)	168,601,027	168%

1Q2021	202,583		40,019		301,675,030
2Q2021	170,902	(16%)	34,355	(14%)	168,601,027	(44%)

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

PRINCIPAL TRANSACTIONS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2018	49,554		3,277		11,347,811
2019	41,452	(16%)	2,407	(27%)	8,926,477	(21%)
2020	39,840	(4%)	2,523	5%	7,249,464	(19%)

2Q2020	10,878		811		1,819,150
2Q2021	7,642	(30%)	426	(47%)	682,542	(62%)

1Q2021	9,899		507		2,769,439
2Q2021	7,642	(23%)	426	(16%)	682,542	(75%)

[1]	Includes options on futures.
CUSTOMER STATISTICS
Year over Year	2Q2021	2Q2020	% Change
Total Accounts (in thousands)	1,414	876	61%
Customer Equity (in billions)[1]	$363.5	$203.2	79%

Cleared DARTs (in thousands)	2,082	1,558	34%
Total Customer DARTs (in thousands)	2,304	1,746	32%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.38	$2.81	(15%)
Cleared Avg. DART per Account (Annualized)	382	480	(20%)

Consecutive Quarters	2Q2021	1Q2021	% Change
Total Accounts (in thousands)	1,414	1,325	7%
Customer Equity (in billions)[1]	$363.5	$330.6	10%

Cleared DARTs (in thousands)	2,082	2,964	(30%)
Total Customer DARTs (in thousands)	2,304	3,308	(30%)

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.38	$2.31	3%
Cleared Avg. DART per Account (Annualized)	382	622	(39%)

[1]	Excludes non-customers.

[2]	Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2021	2020	2021	2020

	(in millions)
Average interest-earning assets
Segregated cash and securities	$39,671	$45,463	$43,199	$38,978
Customer margin loans	44,234	22,751	42,099	25,614
Securities borrowed	2,833	4,911	3,971	4,420
Other interest-earning assets	7,411	5,157	6,414	5,501
FDIC sweeps[1]	2,749	2,990	2,783	2,745
	$96,898	$81,272	$98,466	$77,258

Average interest-bearing liabilities
Customer credit balances	$77,676	$66,673	$77,782	$62,564
Securities loaned	11,068	4,972	11,093	4,852
Other interest-bearing liabilities	296	43	217	375
	$89,040	$71,688	$89,092	$67,791

Net interest income
Segregated cash and securities, net	$(2)	$39	$-	$145
Customer margin loans[2]	128	65	245	204
Securities borrowed and loaned, net	136	80	311	142
Customer credit balances, net[2]	8	6	17	(63)
Other net interest income1/3	7	11	16	37
Net interest income[3]	$277	$201	$589	$465

Net interest margin ("NIM")	1.15%	0.99%	1.21%	1.21%

Annualized yields
Segregated cash and securities	-0.02%	0.34%	0.00%	0.75%
Customer margin loans	1.16%	1.15%	1.17%	1.60%
Customer credit balances	-0.04%	-0.04%	-0.04%	0.20%

[1]
Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[3]
Includes income from financial instruments that has the same characteristics as interest, but is reported in other fees and services and other income in the Company’s consolidated statements of comprehensive income. For the three and six months ended June 30, 2021 and 2020, $4 million, $4 million, $12 million, and $8 million were reported in other fees and services, respectively. For the three and six months ended June 30, 2021 and 2020, $0 million, $1 million, -$1 million, and $5 million were reported in other income, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2021	2020	2021	2020
	(in millions, except share and per share data)

Revenues:
Commissions	$307	$276	$719	$545
Other fees and services	55	40	111	78
Other income (loss)	118	27	238	(4)
Total non-interest income	480	343	1,068	619

Interest income	307	244	697	613
Interest expense	(33)	(48)	(118)	(161)
Total net interest income	274	196	579	452
Total net revenues	754	539	1,647	1,071

Non-interest expenses:
Execution, clearing and distribution fees	54	76	122	153
Employee compensation and benefits	96	82	193	162
Occupancy, depreciation and amortization	19	17	39	34
Communications	8	7	16	13
General and administrative	35	132	94	169
Customer bad debt	1	3	3	10
Total non-interest expenses	213	317	467	541
Income before income taxes	541	222	1,180	530
Income tax expense	35	15	88	33
Net income	506	207	1,092	497
Net income attributable to noncontrolling interests	414	175	893	419
Net income available for common stockholders	$92	$32	$199	$78

Earnings per share:
Basic	$1.01	$0.41	$2.19	$1.01
Diluted	$1.00	$0.40	$2.17	$1.00

Weighted average common shares outstanding:
Basic	91,365,234	77,357,609	91,078,868	77,054,388
Diluted	92,199,169	78,031,462	91,984,246	77,799,963

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2021	2020	2021	2020
	(in millions, except share and per share data)

Comprehensive income:
Net income available for common stockholders	$92	$32	$199	$78
Other comprehensive income:
Cumulative translation adjustment, before income taxes	5	4	(12)	(3)
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive income (loss), net of tax	5	4	(12)	(3)
Comprehensive income available for common stockholders	$97	$36	$187	$75

Comprehensive earnings per share:
Basic	$1.06	$0.46	$2.06	$0.97
Diluted	$1.05	$0.46	$2.04	$0.96

Weighted average common shares outstanding:
Basic	91,365,234	77,357,609	91,078,868	77,054,388
Diluted	92,199,169	78,031,462	91,984,246	77,799,963

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$414	$175	$893	$419
Other comprehensive income - cumulative translation adjustment	16	18	(43)	(13)
Comprehensive income attributable to noncontrolling interests	$430	$193	$850	$406

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

			June 30, 2021	December 31, 2020
			(in millions)

Assets
Cash and cash equivalents			$3,218	$4,292
Cash - segregated for regulatory purposes			22,099	15,903
Securities - segregated for regulatory purposes			15,635	27,821
Securities borrowed			3,630	4,956
Securities purchased under agreements to resell			4,166	792
Financial instruments owned, at fair value			726	630
Receivables from customers, net of allowance for credit losses			49,954	39,333
Receivables from brokers, dealers and clearing organizations			3,983	1,254
Other assets			920	698

Total assets			$104,331	$95,679

Liabilities and equity

Liabilities
Short-term borrowings			$425	$118
Securities loaned			11,580	9,838
Financial instruments sold but not yet purchased, at fair value			191	153
Other payables:
Customers			81,452	75,882
Brokers, dealers and clearing organizations			207	182
Other payables			548	503
			82,207	76,567

Total liabilities			94,403	86,676

Equity
Stockholders' equity			2,150	1,951
Noncontrolling interests			7,778	7,052
Total equity			9,928	9,003

Total liabilities and equity			$104,331	$95,679

	June 30, 2021		December 31, 2020
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	92,091,373	22.0%	90,780,444	21.8%
Noncontrolling interests (IBG Holdings LLC)	325,960,034	78.0%	325,960,034	78.2%

Total IBG LLC membership interests	418,051,407	100.0%	416,740,478	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2021	2020	2021	2020
	(in millions)

Adjusted net revenues[1]
Net revenues - GAAP	$754	$539	$1,647	$1,071

Non-GAAP adjustments
Currency diversification strategy, net	9	(16)	11	33
Mark-to-market on investments[2]	(113)	-	(212)	-
Total non-GAAP adjustments	(104)	(16)	(201)	33
Adjusted net revenues	$650	$523	$1,446	$1,104

Adjusted income before income taxes[1]
Income before income taxes - GAAP	$541	$222	$1,180	$530

Non-GAAP adjustments
Currency diversification strategy, net	9	(16)	11	33
Mark-to-market on investments[2]	(113)	-	(212)	-
Customer compensation expense[3]	-	103	-	103
Bad debt expense[4]	-	1	-	1
Total non-GAAP adjustments	(104)	88	(201)	137
Adjusted income before income taxes	$437	$310	$979	$667

Adjusted pre-tax profit margin	67%	59%	68%	60%

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2021	2020	2021	2020
	(in millions)

Adjusted net income available for common stockholders[1]
Net income available for common stockholders - GAAP	$92	$32	$199	$78

Non-GAAP adjustments
Currency diversification strategy, net	2	(3)	2	6
Mark-to-market on investments[2]	(25)	(0)	(46)	0
Customer compensation expense[3]	-	19	-	19
Bad debt expense[4]	-	0	-	0
Income tax effect of above adjustments[5]	6	(4)	10	(5)
Total non-GAAP adjustments	(17)	12	(34)	20
Adjusted net income available for common stockholders	$75	$44	$165	$98
Note: Amounts may not add due to rounding.

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2021	2020	2021	2020
	(in dollars)

Adjusted diluted EPS[1]
Diluted EPS - GAAP	$1.00	$0.40	$2.17	$1.00

Non-GAAP adjustments
Currency diversification strategy, net	0.02	(0.04)	0.03	0.08
Mark-to-market on investments[2]	(0.27)	(0.00)	(0.50)	0.00
Customer compensation expense[3]	0.00	0.25	0.00	0.24
Bad debt expense[4]	0.00	0.00	0.00	0.00
Income tax effect of above adjustments[5]	0.06	(0.05)	0.11	(0.07)
Total non-GAAP adjustments	(0.19)	0.16	(0.37)	0.26
Adjusted diluted EPS	$0.82	$0.57	$1.80	$1.26

Diluted weighted average common shares outstanding	92,199,169	78,031,462	91,984,246	77,799,963
Note: Amounts may not add due to rounding.

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures as defined by SEC Regulation G.
•	We define adjusted net revenues as net revenues adjusted to remove the effect of our GLOBAL currency diversification strategy and our net mark-to-market gains (losses) on investments[2].
•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our GLOBAL currency diversification strategy, our net mark-to-market gains (losses) on investments, customer compensation expenses[3] and unusual bad debt expense[4].

•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects attributable to IBG, Inc. of our GLOBAL currency diversification strategy, the mark-to-market gains (losses) on investments, customer compensation expenses and unusual bad debt expense.

Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our GLOBAL currency diversification strategy, our mark-to-market on investments, customer compensation expenses and unusual bad debt expense are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.
2 Mark-to-market on investments represents the net mark-to-market gains (losses) on our U.S. government securities portfolio, which are typically held to maturity, investments in equity securities that do not qualify for equity method accounting which are measured at fair value, and equity securities taken over by the Company from customers related to losses on margin loans.
 3 Customer compensation expenses were incurred to compensate certain affected customers in connection with their losses on West Texas Intermediate Crude Oil contracts in April 20, 2020, as previously disclosed.
 4 Unusual bad debt expense includes material losses on margin loans resulting from unusual events that occur in the marketplace. For the three and six months ended June 30, 2020, unusual bad debt expense reflects losses incurred by customers in excess of the equity in their accounts, related to the West Texas Intermediate Crude Oil event, as previously disclosed.
5 The income tax effect is estimated using the corporate income tax rates applicable to the Company.